                                                                    EXHIBIT 99.1


                          CONCORD COMMUNICATIONS, INC.

                              Financial Statements

                           December 31, 1999 and 1998

                   (with Independent Auditor's Report Thereon)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors of
Concord Communications, Inc.:

We have audited the accompanying consolidated balance sheets of Concord Communications, Inc. (a Massachusetts corporation) as of December 31, 1999 and December 31, 1998, and the related consolidated statements of income, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of FirstSense Software, Inc., a company acquired during 2000 in a transaction accounted for as a pooling of interests, as discussed in
Note 3(b). Such statements are included in the consolidated financial statements of Concord Communications, Inc. and reflect total assets of 6% and 12% as of December 31, 1999 and December 31, 1998, respectively and total revenues of 2%, 1% and 1%, respectively, for each of the three years in the period ended December 31, 1999, of the related consolidated totals. These statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for FirstSense Software, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Concord Communications, Inc. as of December 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in United States.



                                                    /s/ Arthur Andersen LLP
                                                    ARTHUR ANDERSEN LLP




Boston, Massachusetts
January 17, 2000 (except with respect
to the matter discussed in Note 3 (b),
as to which the date is February 4, 2000)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
FirstSense Software, Inc.:

We have audited the balance sheets of FirstSense Software, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999 (not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FirstSense Software, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 3, 1999, in conformity with generally accepted accounting principles.

                                       /s/  KPMG LLP

April 5, 2000
Boston, Massachusetts

                          CONCORD COMMUNICATIONS, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31,           DECEMBER 31,
                                                                                    1999                   1998
                                ASSETS
Current Assets:
    Cash, cash equivalents and marketable securities                         $    63,569,201        $    56,618,777
    Accounts receivable, net of allowance of approximately
     $971,490 and $463,060 in 1999 and 1998, respectively                         13,976,929              5,595,791
    Prepaid expenses and other current assets                                      1,191,147                626,560
                                                                             --------------------   -------------------
        Total current assets                                                      78,737,277             62,841,128
Equipment and Improvements, at cost:
    Equipment                                                                      9,024,983              4,717,510
    Leasehold improvements                                                         3,110,369                484,218
                                                                             --------------------   -------------------
                                                                                  12,135,352              5,201,728
    Less-- Accumulated depreciation and amortization                               4,085,950              1,755,162
                                                                             --------------------   -------------------
                                                                                   8,049,402              3,446,566
Deferred Tax Asset                                                                 3,000,000              1,692,806
                                                                             ====================   ===================
                                                                             $    89,786,679        $    67,980,500
                                                                             ====================   ===================
                              LIABILITIES
                       AND STOCKHOLDERS' EQUITY
Current Liabilities:

    Current portion of long-term debt (notes 4 and 9)                        $       898,462        $       117,372
    Accounts payable                                                               4,940,420              3,820,276
    Accrued expenses                                                               7,423,907              5,350,441
    Deferred revenue                                                              10,261,334              5,640,030
                                                                             --------------------   -------------------
        Total current liabilities                                                 23,524,123             14,928,119


    Long-term debt, less current portion (notes 4 and 9)                           2,064,004                242,107

Redeemable Preferred Stock:
 Series A Redeemable Convertible Preferred Stock, $0.01 par
  value; 5,500,000 shares authorized; 5,471,465 shares issued and outstanding at December 31, 1999 and 1998 (aggregate
  liquidation value $5,471,465)                                                    4,744,115              4,622,659
 Series B Redeemable Convertible Preferred Stock, $0.01 par
  value; 2,920,000 and 2,800,000 shares authorized at December
  31, 1999 and 1998, respectively; 2,800,000 issued and
  outstanding at December 31, 1999 and 1998 (aggregate liquidation
  value $7,000,000)                                                                6,978,902              6,975,073

                                                                             --------------------   -------------------

    Total redeemable preferred stock                                              11,723,017             11,597,732
                                                                             --------------------   -------------------

Commitments and Contingencies (Note 8)

    Common Stock, $0.01 par value
      Authorized -- 50,000,000 shares
      Issued and outstanding -- 14,809,533 and 13,522,440 shares,
      in 1999 and 1998 respectively                                                  148,095                135,224
    Additional paid-in capital                                                    81,922,240             70,528,649
    Deferred compensation                                                         (3,557,794)              (687,939)
    Accumulated other comprehensive income                                        (1,386,125)               149,606
    Accumulated deficit                                                          (24,650,881)           (28,912,998)
                                                                             --------------------   -------------------
        Total stockholders' equity                                                52,475,535             41,212,542

                                                                             ====================   ===================
                                                                             $    89,786,679        $    67,980,500
                                                                             ====================   ===================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          CONCORD COMMUNICATIONS, INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                   YEARS ENDED
                                                           --------------------------------------------------------------
                                                            DECEMBER 31,           DECEMBER 31,           DECEMBER 31,
                                                                1999                   1998                   1997
                                                           -----------------    ------------------    -------------------

Revenues:
     License revenues                                      $     53,924,271      $     35,047,711       $     18,454,613
     Service revenues                                            14,896,175             6,920,723              2,421,462
                                                           ----------------      ----------------       ----------------
          Total revenues                                         68,820,446            41,968,434             20,876,075
Cost of Revenues                                                  8,502,291             4,883,811              2,946,834
                                                           ----------------      ----------------       ----------------
          Gross profit                                           60,318,155            37,084,623             17,929,241

Operating Expenses:
     Research and development                                    14,432,334             9,879,812              5,928,931
     Sales and marketing                                         29,442,304            19,884,752             10,324,838
     General and administrative                                   5,336,912             3,595,052              2,363,355
     Stock-based compensation (Notes 3 & 5)                       3,038,796             1,126,156                 64,280
     Acquisition-related charges (Note 3)                           550,601                    --                     --
                                                           ----------------      ----------------       ----------------
     Total operating expenses                                    52,800,947            34,485,772             18,681,404
                                                           ----------------      ----------------       ----------------
          Operating income                                        7,517,208             2,598,851               (752,163)
                                                           ----------------      ----------------       ----------------
Other Income (Expense):
     Interest income                                              3,136,026             2,611,289                503,734
     Interest expense                                               (39,560)                 (514)              (126,836)
     Other                                                         (132,809)              (95,211)               (10,320)
                                                           ----------------      ----------------       ----------------
          Total other income, net                                 2,963,657             2,515,564                366,578
                                                           ----------------      ----------------       ----------------
          Income (loss) before income taxes                      10,480,865             5,114,415               (385,585)
Provision for (benefit from) income taxes                         4,285,509              (985,822)              (174,384)

                                                           ----------------      ----------------       ----------------
Net income (loss)                                          $      6,195,356       $     6,100,237        $      (211,201)
                                                           ================       ===============        ===============

Accretion of redeemable preferred stock                             125,285               120,420                 43,597

                                                           ----------------      ----------------       ----------------
Net income (loss) applicable to common stockholders        $      6,070,071       $     5,979,817        $      (254,798)
                                                           ================       ===============        ===============

Pro forma provision for income taxes on
  Subchapter S-Corporation income   (unaudited)                     146,325                41,400                     --
                                                           ----------------      ----------------       ----------------
Pro forma net income (loss) (unaudited)                    $      5,923,746       $     5,938,417        $      (254,798)
                                                           ================       ===============        ===============

Net income (loss) per common and potential common
 share:
  Basic                                                    $           0.42       $          0.44        $         (0.07)
                                                           ================       ===============        ===============
  Diluted                                                  $           0.36       $          0.37        $         (0.07)
                                                           ================       ===============        ===============
  Pro forma diluted (unaudited)                            $           0.35       $          0.37        $         (0.02)
                                                           ================       ===============        ===============

Weighted average common and potential common shares outstanding:

  Basic                                                          14,395,339            13,569,640              3,896,265

  Diluted                                                        16,722,140            16,199,651              3,896,265

  Pro forma diluted (unaudited)                                  16,722,140            16,199,651             10,473,035

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          CONCORD COMMUNICATIONS, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                        -----Common Stock-----                         Unrealized               Accumulated
                                             Additional                Gain On                     Other
                         Number     $0.01     Paid-in      Deferred    Marketable  Accumulated  Comprehensive          Comprehensive
                        of Shares  Par Value  Capital    Compensation  Securities    Deficit       Income      Total       Income
                        ------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 28,
 1996                     949,817   $  9,498 $18,158,012          --           --  $(32,732,841)        -- $(14,565,331)          --

Issuance of common
 stock, net of
 issuance costs of
 $955,359               3,111,496     31,115  34,640,157          --           --            --         --   34,671,272           --

Accretion of
 dividends on preferred
 stock                         --         --     (43,597)         --           --      (441,557)        --     (485,154)          --

Conversion of
 redeemable convertible
 preferred stock to
 common stock           8,108,258     81,083  14,838,203          --           --            --         --   14,919,286           --

Exercise of stock
 options                  331,448      3,314     188,594          --           --            --         --      191,908           --

Deferred compensation
 related to grants of
 stock options and
 restricted stock              --         --     387,625    (387,625)          --            --         --           --           --

Amortization of
 deferred compensation
 related to grants of
 stock options                 --         --          --      59,030           --            --         --       59,030           --

Unrealized gains on
 available-for-sale
 securities                    --         --           -          --       19,750            --     19,750       19,750       19,750

Distribution to
 shareholders                  --         --           -          --           --      (119,698)        --     (119,698)          --

 Net income                    --         --           -          --           --      (211,201)        --     (211,201)   (211,201)
                        ------------------------------------------------------------------------------------------------------------
 Comprehensive Income          --         --           -          --           --            --     19,750           --           --

BALANCE, DECEMBER 31,
 1997                  12,501,019    125,010  68,168,994    (328,595)      19,750   (33,505,297)        --   34,479,862           --

Shares issued in
 connection with
 employee stock plans   1,021,421     10,214   1,495,575          --           --            --         --    1,505,789           --

Accretion of
 dividends on
 preferred stock               --         --    (120,420)         --           --            --         --     (120,420)          --

Tax benefit
 associated with
 employee stock options        --         --     500,000          --           --            --         --      500,000           --

Deferred compensation
 related to grants of
 stock options and
 restricted stock              --         --     484,500    (484,500)          --            --         --           --           --

Amortization of
 deferred compensation
 related to grants of
 stock options                 --         --          --     125,156           --            --         --      125,156           --

Unrealized gains on
 available-for-sale
 securities                    --         --           -          --      129,856            --    129,856      129,856      129,856

Distribution to
 shareholders                  --         --           -          --           --    (1,507,938)        --   (1,507,938)          --

Net income                     --         --           -          --           --     6,100,237         --    6,100,237    6,100,237
                        ------------------------------------------------------------------------------------------------------------
 Comprehensive Income          --         --           -          --           --            --    149,606           --    6,230,093

BALANCE, DECEMBER 31,
 1998                  13,522,440    135,224   70,528,64    (687,939)     149,606   (28,912,998)        --   41,212,542           --

Shares issued in
 connection with
 employee stock plans   1,287,093     12,871   2,844,365          --           --            --         --    2,857,236           --

Accretion of
 dividends on
 preferred stock               --         --    (125,285)         --           --            --         --     (125,285)          --

Tax benefit associated
 with employee stock
 options                       --         --   4,900,000          --           --            --         --    4,900,000           --

Deferred compensation
 related to grants of
 stock options and
 restricted stock              --         --   3,417,025  (3,417,025)          --            --         --           --           --

Amortization of
 deferred compensation
 related to grants of
 stock options                 --         --           -     547,170           --            --         --      547,170           --

Issuance of warrants           --         --     357,486          --           --            --         --      357,486           --

Unrealized gains on
 available-for-sale
 securities                    --         --           -          --   (1,535,731)           -- (1,535,731)  (1,535,731) (1,535,731)

Distribution to
 shareholders                  --         --           -          --           --    (1,933,239)        --   (1,933,239)          --

 Net income                    --         --           -          --           --     6,195,356         --    6,195,356    6,195,356
                        ------------------------------------------------------------------------------------------------------------

Comprehensive Income           --         --           -          --           --            -- (1,386,125)               4,659,625
                                                                                                ===========               =========

BALANCE, DECEMBER 31,
 1999                  14,809,533   $148,095 $81,922,240 $(3,557,794) $(1,386,125) $(24,650,881)            $52,475,535
                       ==========   ======== =========== ===========  ===========  =============            ===========


              The accompanying notes are an integral part of these
                        consolidated financial statement

                          CONCORD COMMUNICATIONS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                                 YEARS ENDED
                                                            ------------------------------------------------------
                                                                DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                    1999              1998              1997

Cash Flows from Operating Activities:

    Net income (loss)                                          $    6,195,356     $   6,100,237     $    (211,201)
    Adjustments to reconcile net income to net cash
       provided by operating activities:
      Depreciation and amortization                                 2,280,469           967,223           607,463
      Gain on sale of fixed asset                                          --           (6,720)                --
      Stock-based compensation                                        489,796           125,156            64,280
      Amortization of debt issuance costs                              59,502                --                --
      Deferred tax provision                                       (1,307,194)       (1,518,422)         (174,384)
      Changes in current assets and liabilities:
         Accounts receivable                                       (8,339,081)       (1,844,907)       (1,382,331)
         Prepaid expenses and other current assets                   (725,395)         (297,234)         (177,454)
         Accounts payable                                           1,120,144         1,878,711           336,526
         Accrued expenses                                           6,973,466         2,540,316         1,380,987
         Deferred revenue                                           4,740,055         3,286,601         1,001,678
                                                               --------------     -------------     -------------
           Net cash provided by operating activities               12,794,312        12,749,383         1,619,948
                                                               --------------     -------------     -------------
Cash Flows from Investing Activities:
  Purchases of equipment and improvements                          (6,883,305)       (2,270,586)       (1,615,999)
  Proceeds received on sale of fixed assets                                --            15,000                --
  Other Assets                                                             --                --                --
  Investments in marketable securities                            (15,237,724)      (10,296,851)      (28,641,617)
                                                               --------------     -------------     -------------
           Net cash used in investing activities                  (22,121,029)      (12,552,437)      (30,257,616)
                                                               --------------     -------------     -------------

Cash Flows from Financing Activities:
  Proceeds from issuance of notes payable and warrants              3,120,736           362,346           583,707
  Repayments of notes payable                                        (219,765)          (30,195)       (1,508,209)
  Distribution to shareholders                                     (1,938,875)       (1,507,938)         (119,698)
  Proceeds from issuance of common stock                                4,797         6,973,156        39,127,091
  Proceeds from shares issued in connection with
     employee stock plans                                           2,915,449         1,505,633           191,909
                                                               --------------     -------------     -------------
           Net cash provided by financing activities                3,882,342         7,303,002        38,274,800
                                                               --------------     -------------     -------------

Net (Decrease) Increase in Cash and Cash Equivalents               (6,751,569)        5,981,526         9,462,748
Cash and Cash Equivalents, beginning of year                       17,381,097        11,399,571         1,936,823
                                                               --------------     -------------     -------------
Cash and Cash Equivalents, end of year                         $   10,629,528     $  17,381,097     $  11,399,571
                                                               ==============     =============     =============

Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest                                       $       93,848     $      28,135     $     126,836
                                                               ==============     =============     =============
  Cash paid for taxes                                          $      341,837     $      46,159     $       1,539
                                                               ==============     =============     =============

Supplemental Disclosure of Noncash Transactions:
  Deferred compensation related to grants of stock
   options                                                     $    3,417,025     $     484,500     $     191,875
                                                               ==============     =============     =============
  Conversion of redeemable convertible preferred stock
   to common stock                                             $           --     $          --     $  14,919,286
                                                               ==============     =============     =============
  Unrealized (loss) gain on available-for-sale securities      $   (1,535,731)    $     129,856     $      19,750
                                                               ==============     =============     =============
  Tax benefit associated with employee stock options           $    4,900,000     $     500,000     $          --
                                                               ==============     =============     =============
  Retirement of fully depreciated fixed assets                 $           --     $   4,330,000     $          --
                                                               ==============     =============     =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          CONCORD COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


(1) Organization and Significant Accounting Policies

         Concord Communications, Inc. (the Company or Concord) is primarily engaged in the development and sale of next-generation performance and availability management solutions to companies principally in the United States and Europe.

         The Company is subject to the risks associated with emerging, technology-oriented companies. Primary among these risks are competition from substitute products and the ability to successfully develop and market the Company's current and future products.

 (a) Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Company and all its wholly owned subsidiaries. All material inter-company accounts and transactions have been eliminated in consolidation.

(b) Cash, Cash Equivalents and Marketable Securities

         The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company has classified its cash equivalents and marketable securities as available-for-sale and recorded them at fair value, with the unrealized gains and losses reported as a separate component of stockholders' equity. The Company considers cash and highly liquid investments, purchased with an original maturity of 90 days or less, to be cash and cash equivalents. Cash and cash equivalents are $63,569,201 and $56,618,777 at December 31, 1999 and December 31, 1998, respectively.

(c) Revenue Recognition

         The Company's revenues consist of software license revenues and service revenues. Software license revenues are recognized in accordance with the American Institute of Certified Public Accountants' Statement of Position ("SOP") No. 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2,Software Revenue Recognition with respect to Certain Transactions. Software license revenues are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production, modification or customization of the software is required and collection is considered probable by management. Service revenues are recognized as the services are performed. Maintenance revenues are derived from customer support agreements generally entered into in connection with initial license sales and subsequent renewals. Maintenance revenues are recognized ratably over the term of the maintenance period. Payments for maintenance fees are generally made in advance. All payments received in advance of the services rendered are recorded as deferred revenue.

(d) Equipment and Improvements

         Equipment and improvements are recorded at cost. Depreciation is provided for on a straight-line basis over the useful lives of the assets, which are estimated to be three to five years for all assets except leasehold improvements, which are amortized over the life of the lease.

(e) Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(f) Concentration of Credit Risk and Significant Customers

         SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains its cash, cash equivalent and marketable securities with established financial institutions. The Company does not believe it has accounts receivable collection risk in excess of existing reserves. For the years ended December 31, 1999, December 31, 1998 and December 31, 1997, no individual customer accounted for more than 10% of revenue or accounts receivable.

(g) Software Development Costs

         SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires the capitalization of certain computer software development costs incurred after technological feasibility is established. The Company believes that once technological feasibility of a software product has been established, the additional development costs incurred to bring the product to a commercially acceptable level are not significant. There were no capitalized software development costs at December 31, 1999 or December 31, 1998.

(h) Net Income (Loss) per Share

    The Company computes earnings per share following the provisions of SFAS No. 128, Earnings per Share. SFAS No. 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. The dilutive effect of potential common shares in 1999 and 1998, consisting of outstanding stock options and redeemable convertible preferred stock, is determined using the treasury stock method and the if-converted method, respectively, in accordance with SFAS No. 128; such amounts have been excluded in 1997 because their inclusion would be anti-dilutive. Pro forma diluted net income per common and potential common share assumes earnings from Empire Technologies, Inc., an acquired Subchapter S-Corporation accounted for as a pooling-of- interests (Note 3), were taxed at the Company's effective tax rate. Pro forma diluted net income per share for 1997 also assumes the conversion of preferred stock to common stock prior to the Company's initial public offering. Calculations of basic, diluted and pro forma diluted net income per common share and potential common share are as follows:

                                                                             1999           1998             1997
                                                                             ----           ----             ----

Net income (loss) applicable to common stockholders                        $ 6,070,071    $ 5,979,817       $  (254,798)

Pro forma provision for income taxes on
 Subchapter S-Corporation income (unaudited)                                   146,325         41,400                --
                                                                           -----------    -----------       -----------

Pro forma net income (loss) (unaudited)                                    $ 5,923,746    $ 5,938,417       $  (254,798)
                                                                           ===========    ===========       ===========

 Weighted average common shares outstanding                                 14,395,339     13,569,640         3,896,265
 Potential common shares pursuant to stock options                           1,083,906      1,492,317
 Potential common shares pursuant to conversion of
  redeemable convertible preferred stock                                     1,242,895      1,137,694                --
                                                                           -----------    -----------       -----------
 Diluted weighted average shares                                            16,722,140     16,199,651         3,896,265
 Pro forma conversion of redeemable convertible preferred stock                     --             --         6,576,770
                                                                           -----------    -----------       -----------
 Pro forma diluted weighted average shares outstanding                      16,722,140     16,199,651        10,473,035
                                                                           ===========    ===========       ===========

 Basic net income (loss) per common share                                  $      0.42    $      0.44       $     (0.07)
                                                                           -----------    -----------       -----------
 Diluted net income (loss) per common and potential common share           $      0.36    $      0.37       $     (0.07)
                                                                           -----------    -----------       -----------
 Pro forma diluted net income (loss) per common and potential common
  share                                                                    $      0.35    $      0.37       $     (0.02)
                                                                           -----------    -----------       -----------

     Diluted weighted average shares outstanding do not include 738,801, 41,632 and 51,918 common equivalent shares for the years ended December 31, 1999, 1998 and 1997, respectively, as their effect would have been antidilutive.

(2)      Marketable securities

    It is the Company's intent to maintain a liquid investment portfolio to support current operations and to take advantage of investment opportunities; therefore, all marketable securities are considered to be available-for-sale and are classified as current assets.

    The amortized cost, unrealized gains (losses) and fair value of marketable securities available-for-sale as of December 31, 1999 with maturity dates from January 1, 2000 through April 20, 2004, are as follows:

                                        Amortized Cost         Unrealized Gains (Losses)        Fair Value
                                        --------------         -------------------------        ----------
US government obligations               $   18,121,819               $    (699,459)           $   17,422,360
Corporate bonds and notes                   39,164,353                    (686,666)               38,477,687
                                            ----------                                            ----------
                                            57,286,172                  (1,386,125)               55,900,047
Less:  Amounts classified as
 cash equivalents                            2,960,374                          --                 2,960,374
                                            ----------                  ----------                ----------
Available-for-sale
 marketable securities                  $   54,325,798               $  (1,386,125)           $   52,939,673
                                            ==========                  ==========                ==========

    The amortized cost, unrealized gains (losses) and fair value of marketable securities available-for-sale as of December 31, 1998 with maturity dates from January 1, 1999 through September 15, 2003, are as follows:

                                        Amortized Cost         Unrealized Gains (Losses)        Fair Value
                                        --------------         -------------------------        ----------
US government obligations                $   9,423,374                 $    11,559           $    9,434,933
Corporate bonds and notes                   31,949,720                     138,047               32,087,767
                                            ----------                     -------               ----------
                                            41,373,094                     149,606               41,522,700
Less:  Amounts classified as
  cash equivalents                           2,285,020                          --                2,285,020
                                            ----------                     -------               ----------
Available-for-sale
  marketable securities                  $  39,088,074                 $   149,606           $   39,237,680
                                            ==========                     =======               ==========

(3) Acquisitions

    (a)  Empire Technologies, Inc.

         On October 29, 1999, the Company issued 815,248 shares of common stock for all of the issued and outstanding shares of Empire Technologies, Inc. (Empire) in a transaction accounted for as a pooling-of-interests. Accordingly, all prior period financial statements presented have been restated as required by Accounting Principles Board Opinion No. 16, Accounting for Business Combinations. All inter-company transactions have been eliminated as a result of the business combination.

         As a part of the transaction, the Company incurred direct, acquisition-related charges of approximately $551,000. All of such costs have been expensed. Also, as part of the transaction, the Company assumed an obligation related to Empire's existing stock appreciation rights plan. Pursuant to the terms of the only grant under this plan, the Company settled this obligation in cash within 30 days of closing. The expense relating to the grant was recognized from the date of grant through the date of settlement.

    (b)  FirstSense Software, Inc.

         On February 4, 2000, the Company consummated a transaction pursuant to which it acquired FirstSense Software, Inc. (FirstSense). Under the terms of the agreement, the shareholders and option holders of FirstSense received an aggregate of 1,940,000 equivalent Concord shares to effect the business combination. The transaction is being accounted for as a pooling of interests. All inter-company transactions have been eliminated as a result of the business combination.


         As a part of the transaction, the Company incurred direct, acquisition-related charges of approximately $4,300,000. All of such costs have been expensed in fiscal 2000 upon consummation of the FirstSense acquisition in February 2000.


Separate and combined results of Concord, Empire and FirstSense during the periods preceding the merger were as follows:

                                Concord            Empire           FirstSense      Eliminations         Combined

                     1999
Net Revenues                  64,762,253         2,713,962        1,562,240          (218,009)           68,820,446
Net Income (Loss)             12,434,597           471,655       (8,101,318)        1,265,137             6,070,071

                     1998
Net Revenues                  39,481,330         1,976,022          511,082                --            41,968,434
Net Income (Loss)              9,078,471           747,615       (5,364,691)        1,518,422             5,979,817

                     1997
Net Revenues                  19,569,594         1,110,306          196,175                --            20,876,075
Net Income (Loss)                130,755           629,568       (1,189,505)          174,384              (254,798)


Intercompany eliminations represent transactions among the Companies prior to the combinations

(4)   Line of Credit, Term Loan and Subordinated Debenture

         Prior to the Company's acquisition of FirstSense, FirstSense had a revolving line of credit (the Revolving Loan) and a term loan (the Term Loan) with a bank. At December 31, 1999 borrowings of $0 and $298,567 were outstanding under the Revolver Loan and the Term Loan, respectively. Immediately following the acquisition, the Company repaid all amounts due and the related agreements terminated.

         FirstSense also entered into a subordinated debt agreement with another lender in July 1999. Under the terms of this agreement, FirstSense borrowed $3,000,000 in 1999. FirstSense also granted the lender a warrant to purchase its Series B Preferred Stock. FirstSense allocated $357,486 to the value of the warrant, based on the relative fair value of the subordinated note and warrant at the date of issuance. FirstSense was amortizing the resulting original issuance discount over the life of the subordinated note. As of December 31, 1999, the carrying value of the debt and unamortized original issue discount were $2,961,883 and $297,984 respectively. Immediately following the acquisition, the Company repaid all amounts due under this agreement; upon the early extinguishments of this debt, the Company recorded an extraordinary loss of $288,010 in fiscal 2000.

         Pursuant to the terms of the related warrant agreement, certain of the warrant's terms did not become fixed until the Company's acquisition of FirstSense. The Company applied the applicable provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and determined that no further value should be attributed to the warrant. Concurrent with the closing of the acquisition, the warrant holder exercised the warrant.

 (5)  Stock Option Plans

         In 1995, the Company's Board of Directors (the Board) approved the 1995 Stock Plan, which provides for the granting of incentive stock options (ISOs) and nonqualified stock options. Prior to the adoption of the 1995 Stock Plan, the Board granted options under the 1982 Employee Incentive Stock Option Plan, the 1986 Nonqualified Stock Option Plan and the 1986 Stock Plan. Following the completion of the IPO, the Company adopted the 1997 Stock Plan, the 1997 Employee Stock Purchase Plan and the 1997 Non-Employee Director Stock Option Plan. As amended, these plans allow for issuances of up to 2,500,000, 375,000 and 95,000 shares of common stock, respectively; the Company has reserved such shares for future issuance.

         Under the 1995 and 1997 Stock Plans (the Plans), the Company may issue options to purchase up to 2,963,798 shares of common stock, of which 137,658 options are available for grant as of December 31, 1999. ISOs may be granted at an exercise price not less than the fair market value per share of common stock on the date of grant, as determined by the Board. The price per share relating to each nonqualified option granted under the Plans shall not be less than the lesser of (i) the book value per share of common stock as of the end of the Company's fiscal year immediately preceding the date of grant or (ii) 50% of the fair market value per share of common stock on the date of grant. Vesting of the options is determined by the Board, and the options expire 8 years from the date of grant. An employee may convert his or her unexercised ISOs into nonqualified options at any time prior to the expiration of such ISOs. Concurrent with the merger, the Company assumed the 1996 and 1997 FirstSense option plans. The total number of shares which may be issued under the 1996 and 1997 Plans are 4,552, and 280,991, respectively.

         In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to the financial statements. As permitted by SFAS No. 123, the Company will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and has elected the disclosure-only alternative under SFAS No. 123 for options granted using the Black-Scholes option pricing model prescribed by SFAS No. 123. The weighted average fair value per share of options granted during 1999, 1998 and 1997 was $44.24, $25.86 and $7.85, respectively. The weighted average assumptions are as follows:

                                                            1999            1998            1997
                                                       -------------   -------------   ---------

          Risk-free interest rate..................         6.0%            6.0%         5.1 - 6.0%
          Expected dividend yield..................         --              --               --
          Expected lives...........................       7 years         7 years          7 years
          Expected volatility......................         82%             80%              80%


        Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income (loss) and basic, diluted and pro forma diluted net income (loss) per common and potential common share would have been as follows:

                                                                      1999             1998             1997
                                                                 --------------   ---------------  ---------------
    Net income (loss), available to common stockholders as
      reported..............................................     $    6,070,071   $     5,979,817  $      (254,798)
                                                                 ==============   ===============  ===============
    Net (loss) income, pro forma............................     $   (8,603,695)  $     2,577,125  $      (795,047)
                                                                 ==============   ===============  ===============

    Net income (loss) per share, as reported
      Basic.................................................     $         0.42   $          0.44  $         (0.07)
                                                                 ==============   ===============  ===============
      Diluted...............................................     $         0.36   $          0.37  $         (0.07)
                                                                 ==============   ===============  ===============
      Pro forma diluted.....................................     $         0.35   $          0.37  $         (0.02)
                                                                 ==============   ===============  ===============

    Net (loss) income per share, pro forma
      Basic.................................................     $        (0.60)  $          0.19  $         (0.20)
                                                                 ==============   ===============  ===============
      Diluted...............................................     $        (0.51)  $          0.16  $         (0.20)
                                                                 ==============   ===============  ===============
      Pro forma diluted.....................................     $        (0.51)  $          0.16  $         (0.08)
                                                                 ==============   ===============  ===============


         Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation may not be representative of that to be expected in future years.

        The following table summarizes information about options outstanding at December 31, 1999:

                                                Options Outstanding                          Options Exercisable
                                  ---------------------------------------------------    --------------------------------

                                                 Weighted Average    Weighted Average                    Weighted Average
             Range of                Number         Remaining         Exercise Price       Number         Exercise Price
          Exercise Price          Outstanding    Contractual Life       per Share        Outstanding         per Share
          --------------          -----------    ----------------    ----------------    -----------     ----------------
          $  .10 -  1.90             489,756          5.86                $ 1.00            200,021           $    .91
            2.33 - 17.38             399,418          6.75                  8.57            101,379               9.91
           18.38 - 23.50             347,205          6.13                 21.73            121,146              21.71
           23.88 - 33.38              62,957          6.44                 27.94             19,601              27.41
           34.88 - 36.91             901,801          7.64                 36.85              6,237              35.11
           37.25 - 52.38             239,300          7.42                 45.17              6,355              44.23
           52.63 - 64.25             661,747          7.09                 53.08                625              56.75
                                   ---------                                                -------
                                   3,102,184                                                455,364
                                   =========                                                -------


    The following schedule summarizes the activity under the stock option plans for the three-year period ended December 31, 1999:

                                                                                                            Weighted
                                                                      Number of          Price per          Average
                                                                       Shares              Share             Price
                                                                      ---------          ---------          --------
              Outstanding at December 28, 1996                           1,705,889    $  .10 -  1.90          $  .23
                   Granted...................                              873,953       .67 - 22.06            6.65
                   Exercised.................                             (331,439)      .10 -  1.90             .58
                   Terminated................                              (26,503)      .10 -  8.50            2.56
                                                                         ---------    --------------          ------
              Outstanding at December 31, 1997                           2,221,900       .10 - 22.06            2.68
                   Granted...................                              658,112       .67 - 56.75           20.51
                   Exercised.................                             (984,707)      .10 - 21.38             .98
                   Terminated................                              (49,126)      .10 - 41.00            5.28
                                                                         ---------    --------------          ------
              Outstanding at December 31, 1998                           1,846,179    $  .10 - 56.75          $ 9.87
                                                                         =========    ==============          ======


                   Granted...................                            1,907,624      1.66 - 64.25           41.37
                   Exercised.................                             (538,648)      .10 - 44.38            3.79
                   Terminated................                             (112,971)      .10 - 58.25           24.07
                                                                         ---------    --------------          ------
              Outstanding at December 31, 1999                           3,102,184    $  .10 - 64.25          $29.78
                                                                         =========    ==============          ======

              Exercisable at December 31, 1999                             455,364    $  .10 - 56.75          $10.74
                                                                         =========    ==============          ======
              Exercisable at December 31, 1998                             201,280    $  .10 - 19.46          $ 4.04
                                                                         =========    ==============          ======
              Exercisable at December 31, 1997                             527,598    $  .10 -  4.53          $  .20
                                                                         =========    ==============          ======

         In 1997, the Company granted one officer and one director options to purchase in total 143,750 shares of common stock at an exercise price of $1.90 per share. At the date of grant, the estimated fair value per share of the Company's common stock exceeded the exercise price of the options, and accordingly, the Company has recorded deferred compensation of $191,875 related to this difference at the date of grant. Prior to the Company's acquisition of FirstSense, FirstSense recorded deferred compensation of $3,417,025, $484,500 and $195,750 in 1999, 1998 and 1997 respectively, representing the difference between the exercise price of stock options granted and the estimated fair market value of the underlying common stock at the date of grant. The difference is recorded as a reduction of stockholders' equity and is being amortized over the vesting period of applicable options, typically four years. The Company amortized $489,796, $125,156 and $59,030 in 1999, 1998 and 1997, respectively.
The amortization of deferred compensation is recorded as an operating expense.

         The exercise price of all other options outstanding represents the fair market value per share of common stock as of the date of grant.

(6) Redeemable Convertible Preferred Stock

         Prior to the combination with the Company, FirstSense had issued Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Redeemable Convertible Preferred Stock (the "Series B Preferred Stock"). Concurrent with the acquisition of FirstSense by the Company (Note 3), the Preferred Stockholders converted all of such shares into FirstSense common stock; such common stock was then exchanged for Company common stock.

(7) Income Taxes

         The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This standard requires, among other things, recognition of future tax effects, measured by enacted tax rates, attributable to deductible temporary differences between the financial statement and income tax bases of assets and liabilities.

    The approximate income tax effects of these temporary differences are as follows:

                                                                            December 31       December 31
                                                                                 1999              1998
                                                                            -----------       -----------
                Net operating loss and federal tax credit carryforwards.     $ 13,121,000    $ 14,845,000
                Accruals not yet deductible for tax purposes............        2,472,000       1,261,000
                Depreciation............................................           62,000          92,000
                Deferred revenue........................................        1,695,000       1,373,000
                Capitalized research and development expenses...........        2,257,000       2,262,000
                Other                                                              40,000          44,000
                Valuation allowance.....................................      (16,647,000)    (18,184,000)
                                                                             ------------    ------------
                                                                             $  3,000,000    $  1,693,000

         The Company has available net operating loss carryforwards of approximately $26,800,000 and federal research and development tax credit carryforwards of approximately $2,548,000 as of December 31, 1999 to reduce future income tax liabilities. These carryforwards are subject to review and possible adjustment by the appropriate taxing authorities and expire through 2019 as follows:

                                                                                                              Research and
                                                                                   Net Operating Loss        Development Tax
                 Fiscal Year                                                          Carryforwards       Credit Carryforwards
                ------------------                                                 ------------------     --------------------
                  2000.........................................................            3,659,000                      --
                  2001.........................................................            2,870,000               1,252,000
                  2002-2006....................................................            1,369,000                 150,000
                  2007-2013....................................................            6,367,000                 823,000
                  2014-2019....................................................           12,537,000                 323,000
                                                                                          ----------               ---------
                                                                                          26,802,000               2,548,000

    Pursuant to the Tax Reform Act of 1986, the utilization of net operating loss carryforwards for tax purposes may be subject to an annual limitation if a cumulative change of ownership of more than 50% occurs over a three-year period. As a result of the Company's 1995 preferred stock financings, such a change in ownership has occurred. As a result of this ownership change, the use of the net operating loss (NOL) carryforwards will be limited. The Company has determined that its initial public offering did not cause another ownership change. In addition, NOL carryforwards acquired as a result of the FirstSense acquisition are also restricted as a result of a prior ownership change. The Company has deferred tax assets of approximately $19.7 million composed primarily of net operating loss carryforwards and research and development credits. The Company has partially reserved for these deferred tax assets by recording a valuation allowance of $16.7 million. The net tax asset is based on the Company's estimate of NOL carryforwards it expects to use in the next two years; all other tax assets have been fully reserved.

    Pursuant to paragraphs 20 to 25 of SFAS No. 109, the Company considered both positive and negative evidence in assessing the need for a valuation allowance at December 31, 1998 and 1999. The factors that weighed most heavily on the Company's decision to record a valuation allowance were (i) the substantial restrictions on the use of certain of its existing NOL carryforwards and (ii) the uncertainty of future profitability.

    As a result of the Company's ownership change described above, the future use of approximately $10.9 million of the Company's NOL carryforwards are limited to only $330,000 per year; the substantial majority of such NOL carryforwards will expire before they can be used. The FirstSense NOL carryforwards are limited to $4.2 million per year. Pursuant to the provisions of SFAS No. 109, the Company used all of its remaining unrestricted NOL and credit carryforwards in computing the 1998 tax provision. As a part of restating its financial statements to reflect the FirstSense acquisition, the Company determined that approximately $3.0 million of valuation allowance previously recorded by FirstSense prior to the acquisition was not necessary, given the Company's estimates of future taxable income. Accordingly, pursuant to SFAS No. 109, the Company recorded an asset and reduced its provision for income taxes in the period in which such NOL carryforwards were generated by FirstSense. The Company is also subject to rapid technological change, competition from substantially larger competitors, a limited family of products and other related risks, as more thoroughly described in the "Risk Factors" section of the Company's Form 10-K, for the fiscal year ended December 31, 1999. The Company's dependence on a single product family in an emerging market makes the prediction of future results difficult, if not impossible, especially in the highly competitive software industry. As a result, the Company found the evidence described above to be the most reliable objective evidence available in determining that a valuation allowance against its tax assets would be necessary.

    The Company's net operating loss deferred tax asset includes approximately $3.4 million pertaining to the benefit associated with the exercise and subsequent disqualifying disposition of incentive stock options by the Company's employees. When and if the Company realizes this asset, the resulting change in the valuation allowance will be credited directly to additional paid-in capital, pursuant to the provisions of SFAS No. 109.

    The Company received a tax benefit of approximately $4.9 million and $500,000 in 1999 and 1998, respectively, pursuant to the exercise of employee stock options. The Company recorded this benefit as a component of additional paid-in capital.

    The difference between the expected combined federal and state tax rate and the Company's effective tax rate in 1999 relates primarily to the use of currently-generated tax credits and tax assets acquired as a part of the Empire and FirstSense acquisitions (Note 3). The difference in 1998 and 1997 relates primarily to the use of substantially all of the Company's unrestricted NOL carryforwards and NOL carryforwards acquired in the FirstSense acquisition.

(8) Commitments and Contingencies

    (a) Leases

    In March 1999, the Company signed a 7 year operating lease for its principal operating facilities. Following the abandonment of the Company's former office space, the Company recorded a third quarter charge of $700,000, representing the remaining lease commitment, less expected sublease income. The approximate future minimum rental payments under both leases are as follows:

                                                            Amount
                                                            ------
     2000..........................................         1,926,000
     2001..........................................         2,321,000
     2002..........................................         2,327,000
     2003..........................................         2,036,000
     2004..........................................         2,073,000
     Thereafter....................................         3,218,000
                                                         ------------
                                                         $ 13,901,000
                                                         ============

        Rent expense was approximately $2.6 million, $549,000 and $359,000 for the years ended December 31, 1999, December 31, 1998 and December 31, 1997, respectively.


    (b) Royalties

         The Company has entered into several software license agreements that provide the Company with exclusive worldwide licenses to distribute or utilize certain patented computer software. The Company is required to pay royalties on all related sales. Under one software license agreement, as amended, the Company is obligated to make minimum quarterly royalty payments from 1995 through 1999. The minimum payments are noncancelable and nonrefundable, but any minimum payments in excess of amounts due for actual license sales in any quarter may be used as a credit against future royalty fees in excess of the specified minimum payments. The minimum royalty payments were paid in full in 1999. Royalty expense under royalty agreements was approximately $1.0 million, $665,000 and $903,000 for 1999, 1998 and 1997, respectively.

    (c) Legal Proceedings

         From time to time, the Company may be exposed to litigation relating to its products and operations. The Company is not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company's financial conditions or results of operations.

(9) Accrued Expenses

    Accrued expenses consist of the following:

                                                                          December 31,        December 31,
                                                                               1999               1998
                                                                          ------------        ------------
     Payroll and payroll-related.................................          $ 1,932,735        $ 2,269,845
     Royalties...................................................              569,656            412,656
     Outside commissions.........................................              286,854            568,450
     Customer deposits...........................................              142,224            254,340
     Deferred rent...............................................              456,957                 --
     Loss on lease abandonment...................................              700,000                 --
     Other.......................................................            3,335,481          1,845,150
                                                                           -----------        -----------
                                                                             7,423,907          5,350,441
                                                                           ===========        ===========

(10) Employee Benefit Plan

    The Company maintains an employee benefit plan under Section 401(k) of the Internal Revenue Code covering all eligible employees, as defined. The Plan allows for employees to defer a portion of their salary up to 15% of pretax compensation. While the Company has the discretion to make contributions to the plan, no such contributions were made in 1999, 1998 or 1997.

(11) Valuation and Qualifying Accounts

    The following table sets forth activity in the Company's accounts receivable reserve account:

                                                       Balance at                                              Balance at
                                                       Beginning           Charges to                            End of
                                                        of Year             Expenses          Deductions          Year
                                                       ----------          ----------         ----------       ----------
 1997..........................................         $ 210,116          $   70,000         $       --         $280,116
 1998..........................................         $ 280,116          $  182,944         $       --         $463,060
 1999..........................................         $ 463,060          $  508,430         $       --         $971,490

(12) Segment Reporting and International Information

    The Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information in the fiscal year ended December 31, 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company's chief decision making group, as defined under SFAS 131, is the Executive Management Committee. To date, the Executive Management Committee has viewed the Company's operations as principally one segment, software sales and associated services. As a result, the financial information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment. Revenues from international locations were $16.3 million, $7.3 million and $2.4 million in 1999, 1998 and 1997, respectively. The Company's revenues from international locations were primarily generated from customers located in Europe. Revenues from customers located in Europe accounted for 13.1%, 12.6% and 10.3% of total revenues in 1999, 1998 and 1997, respectively. No one country accounts for greater than 10% of total revenues. Substantially all of the Company's assets are located in the United States.